Exhibit 99.1

         Written Statement of Chief Executive Officer and Chief Operating Officer/Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

         The undersigned, the Chief Executive Officer and the Chief Operating Officer/Chief Financial Officer of InforMax, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the Quarter Ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew P. Whiteley
Andrew P. Whiteley

Chairman of the Board, Chief Executive Officer and President

August 9, 2002

/s/ John M. Green
John M. Green

Chief Operating Officer/ Chief Financial Officer

August 9, 2002

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